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                                                                     Exhibit 3.1
[GENCORP LOGO]






                        AMENDED ARTICLES OF INCORPORATON

                                       OF

                                  GENCORP INC.

                             AMENDED MARCH 29, 2000












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                        AMENDED ARTICLES OF INCORPORATION
                                       of
                                  GENCORP INC.


     ARTICLE FIRST: The name of the Corporation shall be GenCorp Inc. The Corporation shall exist by virtue of, and be governed by, the laws of the State of Ohio.

     ARTICLE SECOND: The place in the State of Ohio where its principal office is to be located is the City of Cleveland.

     ARTICLE THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be formed under Section 1701.01 to 1701.98, inclusive, of the Ohio Revised Code.

     ARTICLE FOURTH: The maximum number of shares which the Corporation is authorized to have outstanding is One Hundred Sixty-Five Million (165,000,000), of which Fifteen Million (15,000,000) shares of the par value of one dollar ($1.00) each shall be classified as Cumulative Preference Stock and One Hundred Fifty Million (150,000,000) shares of the par value of ten cents ($0.10) each shall be classified as Common Stock. The designation and express terms and provisions of the shares of Cumulative Preference Stock and Common Stock are as follows:

                           CUMULATIVE PREFERENCE STOCK

     A. The Cumulative Preference Stock may be issued from time to time in one
(1) or more series with such distinctive serial designations as shall be fixed by the Board of Directors as hereinafter provided.

     The Board of Directors is expressly authorized to adopt from time to time amendments to the Articles of Incorporation of the Corporation, in respect of any unissued or treasury shares of Cumulative Preference Stock, to fix or change:

          (a) The division of such shares into series and the designation and authorized number of shares of each particular series, which number the Board of Directors may increase or decrease, except as otherwise provided in the creation of the particular series;

          (b) The dividend or distribution rate for each particular series, which may be at a specified rate, amount or proportion; and the dates on which dividends or distributions, if declared, shall be payable, and the date or dates from which dividends shall be cumulative;

          (c) The redemption rights and price or prices, if any, for shares of each particular


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     series;

          (d) The amount payable for shares of each particular series upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

          (e) The right, if any, of the holders of shares of Cumulative Preference Stock of each particular series to convert such stock into other classes of stock, and, if convertible, the terms and conditions of such conversion;

          (f) The obligation, if any, of the Corporation to purchase and retire or redeem shares of each particular series pursuant to a sinking fund, and the terms and amount thereof;

          (g) The restrictions, if any, on the issuance of shares of any class of stock or any series thereof; and

          (h) Any or all other express terms in respect of any particular series as may be permitted or required by law.

     All shares of the Cumulative Preference Stock of any one (1) series shall be identical with each other in all respects except, if so determined by the Board of Directors, as to the dates from which dividends thereon shall be cumulative; and all shares of Cumulative Preference Stock shall be of equal rank with each other, regardless of series, and shall be identical with each other in all respects except in respect of terms which may be fixed by the Board of Directors as herein provided.

     B. The holders of record of the Cumulative Preference Stock at the time outstanding shall be entitled to receive, when and as declared by the Board of Directors of the Corporation out of any funds legally available for such purpose, cash dividends in the case of each series at the rate for such series theretofore fixed by the Board of Directors as herein provided. Such dividends shall be cumulative, in the case of shares of each particular series, from and after the date or dates fixed with respect to such series. No dividends may be paid upon or declared or set apart for any of the Cumulative Preference Stock for any dividend period unless at the same time a like proportionate dividend for the same dividend period, ratably in proportion to the respective dividend rates fixed therefor, shall be paid upon or declared or set apart for all Cumulative Preference Stock of all series then issued and outstanding and entitled to receive such dividend.

     C. Except as otherwise provided by the Board of Directors as to any particular series, the Cumulative Preference Stock of any series may be redeemed in whole or in part, at the option of the Corporation, by vote of its Board of Directors, or by operation of the sinking fund, if any, provided for the Cumulative Preference Stock of said series, at the time, or from time to time, at the redemption price or the respective redemption prices theretofore fixed by the Board of Directors as herein provided upon notice duly given as hereinafter provided. In case of the redemption of a part only of any series of the Cumulative Preference Stock at the time


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outstanding, the shares of the Cumulative Preference Stock of such series to be redeemed shall be selected pro rata or by lot or in such other manner as the Board of Directors may determine.

     Except as otherwise provided by the Board of Directors as to any particular series, at least thirty (30) days' previous notice of every such redemption of Cumulative Preference Stock shall be mailed to the holders of record of the Cumulative Preference Stock to be redeemed at their addresses as shown by the books of the Corporation, and shall be published at least once in a daily newspaper printed in the English language and published and of general circulation in the Borough of Manhattan, in the City of New York, the publication to be not less than thirty (30) days prior to the date fixed for redemption.

     If notice of redemption shall have been duly given and published, and if, on or before the redemption date designated in such notice, the funds necessary for the redemption shall have been set aside, so as to be and continue to be available therefor, then, notwithstanding that any certificate of the Cumulative Preference Stock so called for redemption shall not have been surrendered for cancellation, the dividends thereon shall cease to accrue from and after the date of redemption so designated, and all rights with respect to the Cumulative Preference Stock so called for redemption shall forthwith after such redemption date cease and terminate, except only the right of the holder to receive the redemption price therefor, but without interest.

     Except as otherwise provided by the Board of Directors as to any particular series, the Corporation may, however, at any time prior to the redemption date specified in the notice of redemption, deposit in trust, for the account of the holders of the Cumulative Preference Stock to be redeemed, with a bank or trust company in the City of New York, New York having a capital and undivided surplus aggregating at least Five Million Dollars ($5,000,000), named in the notice of redemption, all funds necessary for the redemption, and deliver written instructions authorizing and directing such bank or trust company, on behalf of and at the expense of the Corporation, to pay to the respective holders of shares of Cumulative Preference Stock the redemption price therefor and thereupon, notwithstanding that any certificate for the shares of Cumulative Preference Stock so called for redemption shall not have been surrendered for cancellation, all shares of Cumulative Preference Stock with respect to which the deposit shall have been made shall no longer be deemed to be outstanding and all rights with respect to such shares of Cumulative Preference Stock shall forthwith cease and terminate, except only the right of the holders thereof to receive from such bank or trust company at any time after the time of deposit, the redemption price of the shares so to be redeemed, but without interest, or the right to exercise, on or before the redemption date, any unexpired privileges of conversion. Any interest accrued on such funds shall be paid to the Corporation from time to time.

     Any funds so set aside or deposited, as the case may be, and unclaimed at the end of six (6) years from such redemption date shall be released or repaid to the Corporation upon its request expressed in a resolution of its Board of Directors, after which release or repayment the holders of the shares so called for redemption shall look only to the Corporation for the payment thereof, but without interest.


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     D. So long as any shares of the Cumulative Preference Stock are outstanding, no dividend or other distribution (except in stock of the Corporation of a class ranking junior to the Cumulative Preference Stock) shall be declared or paid on the Common Stock of the Corporation or on stock of any other class ranking junior to the Cumulative Preference Stock as to dividends or in liquidation, and the Corporation shall not acquire or redeem shares of the Common Stock or any such junior stock, unless

          (a) all dividends on the Cumulative Preference Stock for all past quarterly dividend periods and for the then current quarterly dividend period shall have been paid, or declared and set apart; and

          (b) the Corporation shall have complied with all of its obligations theretofore required of it with respect to any sinking fund for all series of the Cumulative Preference Stock.


     E. So long as any shares of the Cumulative Preference Stock are outstanding, the affirmative vote of the holders of at least a majority of the Cumulative Preference Stock at the time outstanding, given in person or by proxy at a special meeting called for that purpose, shall be necessary for effecting or validating any one or more of the following:

          (a) The authorization or creation of any stock of any class, or any security convertible into stock of any class, ranking prior to the Cumulative Preference Stock;

          (b) The increase in the number of authorized shares of Cumulative Preference Stock or of any stock of any class ranking prior to or on a parity with the Cumulative Preference Stock or of any security convertible into stock of any class ranking prior to or on a parity with the Cumulative Preference Stock;

          (c) The sale, lease or conveyance of all or substantially all of the property or business of the Corporation, or a consolidation or merger with any other company, provided, however, that this restriction shall not apply to, nor shall it operate to prevent, a consolidation or merger with any domestic subsidiary organized under the laws of one of the states of the United States of America if none of the rights or preferences of the Cumulative Preference Stock or the holders thereof will be adversely affected thereby and if the company resulting from or surviving such consolidation or merger will have outstanding, after such consolidation or merger, no class of stock or other securities ranking prior to or on a parity with the Cumulative Preference Stock, except the same number of shares of stock and the same amount of other securities with the same rights and preferences as the stock and securities of the Corporation which were outstanding immediately preceding such consolidation or merger.

     F. So long as any shares of Cumulative Preference Stock are outstanding, the affirmative


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vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the Cumulative Preference Stock at the time outstanding, given in person or by proxy at a special meeting called for that purpose, shall be necessary for effecting or validating any amendment, alteration or repeal of any provisions of the Articles of Incorporation of the Corporation, as amended, which would adversely affect the rights or preferences of outstanding shares of the Cumulative Preference Stock or of the holders thereof (for the purposes hereof no action taken pursuant to paragraph E of this Article FOURTH shall be deemed to adversely affect such rights or preferences); provided, however, that if any such amendment, alteration or repeal would adversely affect the rights or preferences of the outstanding shares of any particular series without correspondingly affecting the rights or preferences of outstanding shares of all series, a like affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the Cumulative Preference Stock of that particular series at the time outstanding shall also be necessary for effecting or validating such amendment, alteration or repeal.

     G. Except as otherwise provided in paragraphs E, F and J of this Article FOURTH or as specifically provided by statute, the Cumulative Preference Stock shall have no voting power unless and until six (6) quarter-yearly dividends payable on the Cumulative Preference Stock, whether or not consecutive, shall be in default in whole or in part. In such event the holders of the Cumulative Preference Stock, voting separately as a class and in addition to all other rights, if any, to vote for Directors, shall be entitled to elect, as herein provided, two (2) members of the Board of Directors of the Corporation; provided, however, that the holders of shares of Cumulative Preference Stock shall not have or exercise such special class voting rights except at meetings of the shareholders for the election of Directors at which the holders of not less than a majority of the outstanding shares of Cumulative Preference Stock of all series then outstanding are present in person or by proxy; and provided further that the special class voting rights provided for herein when the same shall have become vested shall remain so vested until all accrued and unpaid dividends on the Cumulative Preference Stock of all series then outstanding shall have been paid, whereupon the holders of Cumulative Preference Stock shall be divested of their special class voting rights in respect of subsequent elections of Directors, subject to the revesting of such special class voting rights in the event herein specified in this paragraph, and the Directors so elected shall thereupon resign.

     In the event of default entitling the holders of Cumulative Preference Stock to elect two (2) Directors as above specified, a special meeting of the shareholders for the purpose of electing such Directors shall be called by the Secretary of the Corporation upon written request of, or may be called by, the holders of record of at least ten percent (10%) of the shares of Cumulative Preference Stock of all series at the time outstanding, and notice thereof shall be given in the same manner as that required for the Annual Meeting of Shareholders, provided, however, that the Corporation shall not be required to call such special meeting if the Annual Meeting of Shareholders shall be held within ninety (90) days after the date of receipt of the foregoing written request from the holders of Cumulative Preference Stock. At any meeting at which the holders of Cumulative Preference Stock shall be entitled to elect Directors, the holders of a majority of the then outstanding shares of Cumulative Preference Stock of all series, present in


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person or by proxy, shall be sufficient to elect the members of the Board of
Directors which the holders of Cumulative Preference Stock are entitled to elect as herein provided.

     The two (2) Directors who may be elected by the holders of Cumulative Preference Stock pursuant to the foregoing provisions shall be in addition to any other Directors then in office or proposed to be elected otherwise than pursuant to such provisions, and nothing in such provisions shall prevent any change otherwise permitted in the total number of Directors of the Corporation or require the resignation of any Directors elected otherwise than pursuant to such provisions.

     H. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of the Cumulative Preference Stock shall be entitled to be paid the amount fixed with respect to shares of each particular series by the Board of Directors as herein provided which shall include, in the case of each share, an amount computed at the dividend rate for the series of which the particular share is part, from the date on which dividends on such shares became cumulative to and including the date fixed for such distribution or payment, less the aggregate of dividends paid thereon prior to such distribution or payment date, before any distribution or payment shall be made to the holders of stock of any class ranking junior to the Cumulative Preference Stock. If such payment shall have been made in full to the holders of the Cumulative Preference Stock, the remaining assets and funds of the Corporation shall be distributed among the holders of the Common Stock and the holders of stock of any other class ranking junior to the Cumulative Preference Stock according to their respective rates and preferences, and according to their respective shares. If upon any such liquidation, dissolution or winding up of the affairs of the Corporation the amounts payable on liquidation are not sufficient to pay in full the holders of all outstanding Cumulative Preference Stock, the holders of all series of Cumulative Preference Stock shall share ratably in any distribution of assets in accordance with the sums which would be payable on such shares if all sums payable were discharged in full.

     The merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into it, or the sale, lease or conveyance of all or substantially all the property or business of the Corporation, shall not be deemed to be a dissolution, liquidation or winding up for the purposes of this paragraph H.

     I. No holder of Cumulative Preference Stock shall be entitled, as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock or of securities of the Corporation convertible into stock, of any class whatsoever, whether now or hereafter authorized, and whether issued for cash, property, services or otherwise.

     J. In addition to the voting rights expressly provided in paragraphs E, F and G of this Article FOURTH, the holders of Cumulative Preference Stock shall also be entitled to vote for the election of Directors and on all other matters submitted to a vote of the holders of the Common Stock of the Corporation, voting jointly as a single class with the holders of the


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Common Stock and not as a separate class, without regard to series, and subject to the provisions of paragraph AA of this Article FOURTH. Except as otherwise required by law, each holder of stock of the Corporation entitled to vote shall have one (1) vote for each share held thereof. No adjustment of the voting rights provided by this paragraph J shall be made in the event of any increase or decrease in the number of shares of Common Stock authorized, issued or outstanding or in the event of a stock split or combination of the Common Stock or in the event of a stock dividend on any class of stock payable in shares of Common Stock; and for the purposes paragraph F of this Article FOURTH, no amendment, alteration or repeal of any provisions of the Articles of Incorporation of the Corporation, as amended, adopted for the purpose of effecting any of the foregoing shall be deemed to affect adversely the voting rights of outstanding shares of the Cumulative Preference Stock or the holders thereof.

                                  COMMON STOCK

     A. In addition to the express terms and provisions of the Common Stock set forth above in this Article FOURTH, the following terms and provisions shall be applicable to the Common Stock:

          (a) Each holder of Common Stock shall be entitled to one (1) vote for each share held thereof. Except as otherwise expressly provided in the Articles of Incorporation of the Corporation, as amended, and except as may be otherwise required by law or as a lesser vote may be permitted by law, the Corporation may lease, sell, exchange, transfer or otherwise dispose of all or substantially all of the property, assets or business of the Corporation or consolidate or merge with or into, or merge into the Corporation, any other corporation or corporations, or the Corporation may be dissolved voluntarily, or the Corporation may amend in any manner its Articles of Incorporation, or may take such other action as may require the authorization of shareholders, upon the affirmative vote of the holders of shares of the Cumulative Preference Stock and of the holders of shares of the Common Stock, voting jointly as a single class and not as separate classes, and without regard to series of the Cumulative Preference Stock, holding shares having a majority of the total voting power of all the shares of Cumulative Preference Stock and Common Stock at the time outstanding and entitled to vote. Except as may be otherwise expressly provided in the Articles of Incorporation of the Corporation, as amended, and except as may be otherwise required by law or as a lesser vote may be permitted by law, whenever by law a vote of the holders of the Common Stock as a separate class may be required to authorize the taking of any action by the Corporation, the affirmative vote of the holders of a majority of the shares of Common Stock at the time outstanding and entitled to vote shall be sufficient authorization by the holders of the Common Stock as a separate class for the taking of such action.

          (b) No holder of Common Stock shall be entitled, as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock or of securities


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     of the Corporation convertible into stock, of any class whatsoever, whether now or hereafter authorized, and whether issued for cash, property, services or otherwise.

     ARTICLE FIFTH: Series of Cumulative Preference Stock.

     The designation and express terms and provisions of a series of the Cumulative Preference Stock of the Corporation be and hereby are fixed as follows:

     A. Designation. The distinctive designation of said series shall be "Series A Cumulative Preference Stock" (hereinafter sometimes called the "Series A Preference Stock") and the number of shares initially constituting said series shall be five hundred seventy-five thousand (575,000). The number of authorized shares of the Series A Preference Stock may be increased or decreased by further resolution duly adopted by the Board of Directors of the Corporation stating that such increase or decrease has been so authorized.

     B. Dividends and Distributions. The holders of record of shares of Series A Preference Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preference Stock (the "Original Issue Date"), in an amount per share (rounded to the nearest cent) equal to, but no more than, the greater of (a) Twelve Dollars and Fifty Cents ($12.50) or (b) subject to the provision for adjustment hereinafter set forth, one hundred (100) times the aggregate per share amount of all cash dividends, and one hundred (100) times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock of the Corporation since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the Original Issue Date. In the event the Corporation shall at any time on or after the Original Issue Date declare or pay any dividend on the shares of Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock) into a greater or lesser number of shares of Common Stock, therein each such case the amount to which holders of shares of Series A Preference Stock are entitled (without giving effect to such event) under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     The Corporation shall declare a dividend or distribution on the Series A Preference Stock as provided in the paragraph above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the


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event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of Twelve Dollars and Fifty Cents ($12.50) per share on the Series A Preference Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

     C. Redemption. The shares of the Series A Cumulative Preference Stock shall be redeemable at the option of the Corporation, as a whole or in part, at any time or from time to time, in accordance with the provisions of paragraph C of Article FOURTH of the Corporation's Amended Articles of Incorporation, at a redemption price per share equal to the Market Price (as hereinafter defined) of the Common Stock on the Trading Day (as hereinafter defined) immediately prior to the date fixed for redemption, multiplied by one hundred (100) (the "Multiplier"), plus in each case a sum equal to dividends accrued but unpaid; provided, however, that if the Series A Preference Stock shall be called for redemption prior to February 18, 2007, the Multiplier shall be one hundred and twenty-five (125).

     In the event the Corporation shall at any time on or after the Original Issue Date declare or pay any dividend on the shares of Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of Series A Preference Stock were entitled (without giving effect to such event), shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     As used herein, the term "Market Price" per share of the Common Stock on any date of determination shall mean the average of the daily closing prices per share of the Common Stock (determined as described below) on each of the twenty
(20) consecutive Trading Days through and including the Trading Day immediately preceding such date; provided, however, that if the Company shall at any time
(i) declare a dividend on the Common Stock payable in Common Stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares in a reclassification of the Common Stock, and such event or an event of a type analogous to any such event shall have caused the closing prices used to determine the Market Price on any Trading Days not to be fully comparable with the closing price on such date of determination, each such closing price so used shall be appropriately adjusted in order to make it fully comparable with the closing price on such date of determination. The closing price per share of the Common Stock on any date shall be the last sale price, regular way, or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, for each share of the Common Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, as reported


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in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the average of the high bid and low asked prices for each share of Common Stock in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or, if on any such date the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the securities selected by the Board of Directors of the Corporation: provided, however, that if on any such date the Common Stock is not listed or admitted for trading on a national securities exchange or traded in the over-the-counter market, the closing price per share of the Common Stock on such date shall mean the fair value per share of Common Stock on such date as determined in good faith by the Board of Directors of the Corporation, after consultation with a nationally recognized investment banking firm with respect to the fair value per share of such securities, and set forth in a certificate delivered to the Corporation.

     As used herein, the term "Trading Day," when used with respect to the Common Stock, shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a Business Day (defined to mean any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York are generally authorized or obligated by law or executive order to close).

     D. Conversion or Exchange. Except as otherwise provided herein, the holders of shares of this Series A Preference Stock shall not have any rights herein to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of capital stock of the Corporation.

     In case the Corporation shall enter into any consolidation, merger, combination, reclassification or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Preference Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to one hundred (100) times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time on or after the Original Issue Date declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preference Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares


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of Common Stock that were outstanding immediately prior to such event.

     E. Liquidation Rights. Upon the voluntary liquidation, dissolution or winding up of the Corporation, the holders of the shares of this Series shall be entitled to receive an amount equal to the redemption price therefor current at the time of the distribution or payment date, and any other amounts specified in paragraph H of Article FOURTH of the Corporation's Amended Articles of Incorporation. Upon the involuntary liquidation, dissolution or winding up of the Corporation, the holders of the shares of this series shall be entitled to receive an amount equal to Thirty-Three Dollars and Thirty-Three Cents ($33.33) and any other amounts specified in paragraph H of Article FOURTH of the Corporation's Amended Articles of Incorporation.

     F. Fractional Shares. Series A Preference Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holders' fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preference Stock.

     ARTICLE SIXTH: The Corporation is authorized by these Articles to purchase shares of any class issued by it in all instances except as otherwise expressly prohibited by these Articles or as prohibited by law.


     ARTICLE SEVENTH:

     A. The right to cumulate votes in the election of Directors shall not exist with respect to shares of stock of the Corporation.

     B. Notwithstanding the provisions of paragraph AA(a) of Article FOURTH hereof or any other provisions of these Articles of Incorporation or the Code of Regulations (and notwithstanding that a lesser percentage may be allowed by law), the provisions of this Article SEVENTH may only be altered, amended, added to or repealed at a meeting held for such purpose by the affirmative vote of the holders of not less than eighty percent (80%) of the total voting power of the Corporation entitled to vote, voting jointly as a single class.

     ARTICLE EIGHTH:

     A. The Directors shall be divided, with respect to the terms for which they severally hold office, into three (3) classes, as nearly equal in number as the then total number of Directors constituting the whole Board permits, as determined by the Board of Directors, with the term of office of one (1) class expiring each year. At the Annual Meeting of Shareholders in 1988, at which the Directors shall be initially classified, Directors of the first class shall be elected to hold office for a term expiring at the next succeeding Annual Meeting in 1989, Directors of the second class shall be elected to hold office for a term expiring at the second succeeding Annual Meeting in 1990 and Directors of the third class shall be elected to hold office for a term expiring at the


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
third succeeding Annual Meeting in 1991, with each class of Directors to hold office until their successors are duly elected and qualified. At each Annual Meeting of Shareholders following such initial classification and election, Directors elected to succeed those Directors whose terms shall then expire, other than those Directors elected as provided in paragraph B of this Article EIGHTH by a separate class vote of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation of the Corporation, shall be elected to hold office for a term expiring at the third succeeding Annual Meeting after such election. In the event of any increase in the number of Directors of the Corporation, the additional Director or Directors shall be so classified that all classes of Directors shall be as nearly equal in number as may be possible, as determined by the Board of Directors. In the event of any decrease in the number of Directors of the Corporation, all classes of Directors shall be decreased in number as nearly equally as may be possible, as determined by the Board of Directors. No decrease in the number of Directors shall shorten the term of any incumbent Director. To the extent required by law, each class of Directors shall consist of at least three (3) Directors.

     B. In the event that the holders of any class or series of stock of the Corporation having a preference over the Common Stock as to dividends or upon liquidation of the Corporation are entitled, by a separate class vote, to elect Directors pursuant to the terms of these Articles of Incorporation (as they may be duly amended from time to time), then the provisions of the Articles of Incorporation with respect to their rights shall apply. Except as otherwise expressly provided in the Articles of Incorporation, the Directors that may be so elected by the holders of any such class or series of stock shall be elected for terms expiring at the next Annual Meeting of Shareholders and, without regard to the classification of the remaining members of the Board of Directors, vacancies among Directors so elected by the separate class vote of any such class or series of stock shall be filled by the remaining Directors elected by such class or series, or, if there are no such remaining Directors, by the holders of such class or series in the same manner in which such class or series initially elected Directors.

     C. If at any meeting for the election of Directors, more than one (1) class of stock, voting separately as classes, shall be entitled to elect one (1) or more Directors and there shall be a quorum of only one (1) such class of stock, that class of stock shall be entitled to elect its quota of Directors notwithstanding the absence of a quorum of the other class or classes of stock.

     D. Notwithstanding the provisions of paragraph AA(a) of Article FOURTH hereof or any other provisions of these Articles of Incorporation or the Corporation's Code of Regulations (and notwithstanding that a lesser percentage may be allowed by law), the provisions of this Article EIGHTH may be altered, amended, added to or repealed at a meeting held for such purpose only by the affirmative vote of the holders of not less than eighty percent (80%) of the total voting power of the Corporation entitled to vote, voting jointly as a single class.

     ARTICLE NINTH: These Amended Articles of Incorporation take the place of and supersede the existing Articles of Incorporation of the Corporation as heretofore amended.


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